Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2015

  GAAP revenue of $564 million; Constant currency adjusted revenue growth 8%; Organic revenue growth 4%
  GAAP earnings per share from continuing operations of $0.43; Adjusted earnings per share of $0.60 representing 12% constant currency adjusted EPS growth
  Updates Full Year 2015 Guidance

WALTHAM, Mass.--(BUSINESS WIRE)--July 30, 2015--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the second quarter ended June 28, 2015.

The Company reported GAAP earnings per share from continuing operations of $0.43, compared to $0.46 in the second quarter of 2014. Revenue in the second quarter of 2015 was $563.9 million, compared to $556.2 million in the second quarter of 2014. GAAP operating income from continuing operations for the second quarter of 2015 was $68.1 million, compared to $69.6 million in the second quarter of 2014. GAAP operating profit margin from continuing operations was 12.1% in the second quarter of 2015, compared to 12.5% in the second quarter of 2014.

Adjusted earnings per share was $0.60, compared to $0.59 in the second quarter of 2014. Adjusted revenue increased 1% and organic revenue increased 4%, compared to the second quarter of 2014. Adjusted revenue was $564.1 million, compared to $556.6 million in the second quarter of 2014. Adjusted operating income for the second quarter of 2015 was $95.8 million, compared to $93.3 million for the same period a year ago. Adjusted operating profit margin was 17.0% as a percentage of adjusted revenue, as compared to 16.8% for the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations. Certain of these non-GAAP financial measures are presented on a ‘constant currency’ basis, so that financial results can be viewed without the fluctuations in foreign currency exchange rates, allowing for a period-to-period comparison of underlying business performance.

“I am pleased with our accomplishments in the quarter and am particularly encouraged by the broad based strength of our financial performance through the first half of the year,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “While we remain mindful of the economic uncertainties in various parts of the world, our continued focus on execution and new product innovation gives us the confidence in our ability to deliver on our commitments in the second half.”

Cash Flow

For the six months ended June 28, 2015, GAAP operating cash flow from continuing operations, after taking into account approximately $22.0 million of voluntary pension funding, was $101.2 million as compared to $122.6 million for the same period a year ago.

Financial Overview by Reporting Segment for the Second Quarter 2015

Human Health

  Revenue of $341.5 million, as compared to $342.5 million for the second quarter of 2014.
  Operating income of $60.5 million, as compared to $57.9 million for the same period a year ago.
  Adjusted revenue of $341.7 million, as compared to $343.0 million for the second quarter of 2014. Organic revenue increased 5%.
  Adjusted operating income of $78.0 million, as compared to $76.3 million for the same period a year ago.
  Adjusted operating profit margin was 22.8% as a percentage of adjusted revenue, an increase of approximately 60 basis points as compared to the second quarter of 2014.

Environmental Health

  Revenue of $222.4 million, as compared to $213.6 million for the second quarter of 2014. Revenue increased 4% and organic revenue increased 3%.
  Operating income of $19.4 million, as compared to $25.6 million for the same period a year ago.
  Adjusted operating income of $28.9 million, as compared to $27.4 million for the same period a year ago.
  Adjusted operating profit margin was 13.0% as a percentage of revenue, an increase of approximately 20 basis points as compared to the second quarter of 2014.

Financial Guidance – Full Year 2015 - Updated

For the full year 2015, the Company now forecasts GAAP earnings per share from continuing operations in the range of $2.00 to $2.05 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share in the range of $2.55 to $2.60 representing 13-15% constant currency adjusted earnings per share growth.

Conference Call Information

The Company will discuss its second quarter results and its outlook for business trends in a conference call on July 30, 2015 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 399-5127 prior to the scheduled conference call time and provide the access code 13142415.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, plans concerning business development opportunities and divestitures and effects of foreign currency exchange rates. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.2 billion in 2014, has about 7,700 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Revenue	$563,906	$556,170	$1,090,807	$1,086,780

Cost of revenue	311,394	308,186	602,921	603,083
Selling, general and administrative expenses	146,742	147,253	292,615	299,690
Research and development expenses	32,683	30,352	64,803	59,731
Restructuring and contract termination charges, net	4,956	742	4,956	2,877

Operating income from continuing operations	68,131	69,637	125,512	121,399

Interest income	(132)	(151)	(341)	(245)
Interest expense	9,302	9,079	18,690	18,298
Other expense, net	1,673	36	1,915	2,200

Income from continuing operations, before income taxes	57,288	60,673	105,248	101,146

Provision for income taxes	8,292	8,670	15,941	14,192

Income from continuing operations	48,996	52,003	89,307	86,954

Gain (loss) from discontinued operations, before income taxes	35	(2,084)	(2)	(3,114)
Loss on disposition of discontinued operations, before income taxes	(10)	(302)	(23)	(374)
Provision for (benefit from) income taxes on discontinued operations and dispositions	47	(873)	(26)	(1,248)

(Loss) gain from discontinued operations and dispositions	(22)	(1,513)	1	(2,240)

Net income	$48,974	$50,490	$89,308	$84,714

Diluted earnings per share:
Income from continuing operations	$0.43	$0.46	$0.79	$0.76

(Loss) gain from discontinued operations and dispositions	(0.00)	(0.01)	0.00	(0.02)

Net income	$0.43	$0.44	$0.79	$0.74

Weighted average diluted shares of common stock outstanding	113,833	113,971	113,636	113,874

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.43	$0.46	$0.79	$0.76
Amortization of intangible assets, net of income taxes	0.12	0.12	0.23	0.24
Purchase accounting adjustments, net of income taxes	0.01	(0.01)	0.05	(0.00)
Significant litigation matter, net of income taxes	-	0.02	-	0.04
Mark to market on postretirement benefits, net of income taxes	0.01	-	0.01	(0.00)
Restructuring and contract termination charges, net of income taxes	0.03	0.00	0.03	0.02
Adjusted EPS	$0.60	$0.59	$1.10	$1.05

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended			Six Months Ended
(In thousands, except percentages)		June 28, 2015	June 29, 2014		June 28, 2015	June 29, 2014

Human Health	Reported revenue	$341,488	$342,543	$	667,541	$672,576
	Purchase accounting adjustments	195	426		464	1,878
	Adjusted Revenue	341,683	342,969		668,005	674,454

	Reported operating income from continued operations	60,531	57,908		116,413	101,890
	OP%	17.7%	16.9%		17.4%	15.1%
	Amortization of intangible assets	15,270	18,288		30,743	36,308
	Purchase accounting adjustments	225	(337)		525	1,201
	Acquisition-related costs	137	40		209	69
	Restructuring and contract termination charges, net	1,820	365		1,820	855
	Adjusted operating income	77,983	76,264		149,710	140,323
	Adjusted OP%	22.8%	22.2%		22.4%	20.8%

Environmental Health	Reported revenue	222,418	213,627		423,266	414,204

	Reported operating income from continued operations	19,422	25,578		30,768	47,185
	OP%	8.7%	12.0%		7.3%	11.4%
	Amortization of intangible assets	4,583	2,288		8,948	4,963
	Purchase accounting adjustments	1,617	(830)		6,467	(830)
	Acquisition-related costs	93	30		216	112
	Restructuring and contract termination charges, net	3,136	377		3,136	2,022
	Adjusted operating income	28,851	27,443		49,535	53,452
	Adjusted OP%	13.0%	12.8%		11.7%	12.9%

Corporate	Reported operating (loss) income	(11,822)	(13,849)		(21,669)	(27,676)
	Significant litigation matter	-	3,418		-	6,645
	Mark to market on postretirement benefits	832	-		1,066	(54)
	Adjusted operating loss	(10,990)	(10,431)		(20,603)	(21,085)

Continuing Operations	Reported revenue	$563,906	$556,170	$	1,090,807	$1,086,780
	Purchase accounting adjustments	195	426		464	1,878
	Adjusted Revenue	564,101	556,596		1,091,271	1,088,658

	Reported operating income from continued operations	68,131	69,637		125,512	121,399
	OP%	12.1%	12.5%		11.5%	11.2%
	Amortization of intangible assets	19,853	20,576		39,691	41,271
	Purchase accounting adjustments	1,842	(1,167)		6,992	371
	Acquisition-related costs	230	70		425	181
	Significant litigation matter	-	3,418		-	6,645
	Mark to market on postretirement benefits	832	-		1,066	(54)
	Restructuring and contract termination charges, net	4,956	742		4,956	2,877
	Adjusted operating income	$95,844	$93,276	$	178,642	$172,690
	Adjusted OP%	17.0%	16.8%		16.4%	15.9%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	June 28, 2015	December 28, 2014

Current assets:
Cash and cash equivalents	$192,170	$174,821
Accounts receivable, net	425,698	470,563
Inventories, net	304,754	285,457
Other current assets	147,706	137,710
Total current assets	1,070,328	1,068,551

Property, plant and equipment:
At cost	492,497	492,814
Accumulated depreciation	(326,180)	(316,620)
Property, plant and equipment, net	166,317	176,194
Marketable securities and investments	1,633	1,568
Intangible assets, net	454,251	490,265
Goodwill	2,275,898	2,284,077
Other assets, net	114,329	113,420
Total assets	$4,082,756	$4,134,075

Current liabilities:
Current portion of long-term debt	$1,974	$1,075
Accounts payable	170,677	173,953
Short-term accrued restructuring and contract termination charges	15,402	17,124
Accrued expenses and other current liabilities	384,182	403,021
Current liabilities of discontinued operations	2,109	2,137
Total current liabilities	574,344	597,310

Long-term debt	986,452	1,051,892
Long-term liabilities	401,056	442,771
Total liabilities	1,961,852	2,091,973

Total stockholders' equity	2,120,904	2,042,102
Total liabilities and stockholders' equity	$4,082,756	$4,134,075

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
(In thousands)

Operating activities:
Net income	$48,974	$50,490	$89,308	$84,714
Less: loss (gain) from discontinued operations and dispositions, net of income taxes	22	1,513	(1)	2,240
Income from continuing operations	48,996	52,003	89,307	86,954
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	4,206	4,803	8,193	9,319
Restructuring and contract termination charges, net	4,956	742	4,956	2,877
Amortization of deferred debt issuance costs and accretion of discount	365	358	677	662
Depreciation and amortization	28,259	28,579	56,593	57,907
Amortization of acquired inventory revaluation	1,617	-	6,467	-
Changes in operating assets and liabilities which (used) provided cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(6,739)	(3,298)	30,843	23,434
Inventories, net	(10,829)	1,982	(33,327)	(15,737)
Accounts payable	10,794	(12,826)	(1,541)	(11,867)
Accrued expenses and other	(18,112)	(17,886)	(61,007)	(30,979)
Net cash provided by operating activities of continuing operations	63,513	54,457	101,161	122,570
Net cash used in operating activities of discontinued operations	(42)	(62)	(27)	(464)
Net cash provided by operating activities	63,471	54,395	101,134	122,106

Investing activities:
Capital expenditures	(5,620)	(8,427)	(10,099)	(14,447)
Changes in restricted cash balances	-	-	59	-
Proceeds from surrender of life insurance policies	-	425	-	425
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(14,116)	(350)	(18,735)	(350)
Net cash used in investing activities of continuing operations	(19,736)	(8,352)	(28,775)	(14,372)
Net cash used in investing activities of discontinued operations	-	(213)	-	(213)
Net cash used in investing activities	(19,736)	(8,565)	(28,775)	(14,585)

Financing Activities:
Payments on revolving credit facility	(151,000)	(137,000)	(249,000)	(232,000)
Proceeds from revolving credit facility	123,000	103,000	184,000	193,000
Payments of debt issuance costs	-	(121)	-	(1,845)
Settlement of hedges	7,905	-	23,468	-
Net proceeds from (payments on) other credit facilities	607	(255)	344	(507)
Proceeds from issuance of common stock under stock plans	3,829	12,223	12,669	19,454
Purchases of common stock	(141)	(35,060)	(4,095)	(38,976)
Dividends paid	(7,923)	(7,922)	(15,799)	(15,809)
Net cash used in financing activities	(23,723)	(65,135)	(48,413)	(76,683)

Effect of exchange rate changes on cash and cash equivalents	3,234	450	(6,597)	1,178

Net increase (decrease) in cash and cash equivalents	23,246	(18,855)	17,349	32,016
Cash and cash equivalents at beginning of period	168,924	224,113	174,821	173,242
Cash and cash equivalents at end of period	$192,170	$205,258	$192,170	$205,258

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

		PKI
(In millions, except per share data and percentages)
		Three Months Ended
	June 28, 2015		June 29, 2014

Adjusted revenue:
Revenue	$563.9		$556.2
Purchase accounting adjustments	0.2		0.4
Adjusted revenue	$564.1		$556.6

Adjusted gross margin:
Gross margin	$252.5	44.8%	$248.0	44.6%
Amortization of intangible assets	10.8	1.9%	12.3	2.2%
Purchase accounting adjustments	1.8	0.3%	0.4	0.1%
Adjusted gross margin	$265.1	47.0%	$260.7	46.8%

Adjusted SG&A:
SG&A	$146.7	26.0%	$147.3	26.5%
Amortization of intangible assets	(8.9)	-1.6%	(8.1)	-1.5%
Purchase accounting adjustments	(0.0)	0.0%	1.6	0.3%
Acquisition-related costs	(0.2)	0.0%	(0.1)	0.0%
Significant litigation matter	-	0.0%	(3.4)	-0.6%
Mark to market on postretirement benefits	(0.8)	-0.1%	-	0.0%
Adjusted SG&A	$136.7	24.2%	$137.2	24.7%

Adjusted R&D:
R&D	$32.7	5.8%	$30.4	5.5%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Adjusted R&D	$32.6	5.8%	$30.2	5.4%

Adjusted operating income:
Operating income	$68.1	12.1%	$69.6	12.5%
Amortization of intangible assets	19.9	3.5%	20.6	3.7%
Purchase accounting adjustments	1.8	0.3%	(1.2)	-0.2%
Acquisition-related costs	0.2	0.0%	0.1	0.0%
Significant litigation matter	-	0.0%	3.4	0.6%
Mark to market on postretirement benefits	0.8	0.1%	-	0.0%
Restructuring and contract termination charges, net	5.0	0.9%	0.7	0.1%
Adjusted operating income	$95.8	17.0%	$93.3	16.8%

		PKI

		Three Months Ended
	June 28, 2015		June 29, 2014

Adjusted EPS:
GAAP EPS	$0.43		$0.44
Discontinued operations, net of income taxes	(0.00)		(0.01)
GAAP EPS from continuing operations	0.43		0.46
Amortization of intangible assets, net of income taxes	0.12		0.12
Purchase accounting adjustments, net of income taxes	0.01		(0.01)
Significant litigation matter, net of income taxes	-		0.02
Acquisition-related costs, net of income taxes	0.00		0.00
Mark to market on postretirement benefits, net of income taxes	0.01		-
Restructuring and contract termination charges, net of income taxes	0.03		0.00
Adjusted EPS	$0.60		$0.59

		PKI

		Three Months Ended
	June 28, 2015		June 29, 2014

Constant currency adjusted EPS:
GAAP EPS	$0.43		$0.44
Discontinued operations, net of income taxes	(0.00)		(0.01)
GAAP EPS from continuing operations	0.43		0.46
Amortization of intangible assets, net of income taxes	0.12		0.12
Purchase accounting adjustments, net of income taxes	0.01		(0.01)
Significant litigation matter, net of income taxes	-		0.02
Acquisition-related costs, net of income taxes	0.00		0.00
Mark to market on postretirement benefits, net of income taxes	0.01		-
Restructuring and contract termination charges, net of income taxes	0.03		0.00
Effect of currency changes from prior year period	0.06		-
Constant currency adjusted EPS	$0.66		$0.59

		Human Health

		Three Months Ended
	June 28, 2015		June 29, 2014

Adjusted revenue:
Revenue	$341.5		$342.5
Purchase accounting adjustments	0.2		0.4
Adjusted revenue	$341.7		$343.0

Adjusted operating income:
Operating income	$60.5	17.7%	$57.9	16.9%
Amortization of intangible assets	15.3	4.5%	18.3	5.3%
Purchase accounting adjustments	0.2	0.1%	(0.3)	-0.1%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	1.8	0.5%	0.4	0.1%
Adjusted operating income	$78.0	22.8%	$76.3	22.2%

		Environmental Health

		Three Months Ended
	June 28, 2015		June 29, 2014

Revenue:
Revenue	$222.4		$213.6

Adjusted operating income:
Operating income	$19.4	8.7%	$25.6	12.0%
Amortization of intangible assets	4.6	2.1%	2.3	1.1%
Purchase accounting adjustments	1.6	0.7%	(0.8)	-0.4%
Acquisition-related costs	0.1	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	3.1	1.4%	0.4	0.2%
Adjusted operating income	$28.9	13.0%	$27.4	12.8%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)		PKI
		Six Months Ended
	June 28, 2015		June 29, 2014

Adjusted revenue:
Revenue	$1,090.8		$1,086.8
Purchase accounting adjustments	0.5		1.9
Adjusted revenue	$1,091.3		$1,088.7

Adjusted gross margin:
Gross margin	$487.9	44.7%	$483.7	44.5%
Amortization of intangible assets	21.5	2.0%	25.0	2.3%
Purchase accounting adjustments	7.0	0.6%	1.9	0.2%
Mark to market on postretirement benefits	0.2	0.0%	(0.1)	0.0%
Adjusted gross margin	$516.6	47.3%	$510.6	46.9%

Adjusted SG&A:
SG&A	$292.6	26.8%	$299.7	27.6%
Amortization of intangible assets	(17.9)	-1.6%	(16.0)	-1.5%
Purchase accounting adjustments	(0.0)	0.0%	1.5	0.1%
Acquisition-related costs	(0.4)	0.0%	(0.2)	0.0%
Significant litigation matter	-	0.0%	(6.6)	-0.6%
Mark to market on postretirement benefits	(0.8)	-0.1%	-	0.0%
Adjusted SG&A	$273.4	25.1%	$278.4	25.6%

Adjusted R&D:
R&D	$64.8	5.9%	$59.7	5.5%
Amortization of intangible assets	(0.2)	0.0%	(0.3)	0.0%
Adjusted R&D	$64.6	5.9%	$59.4	5.5%

Adjusted operating income:
Operating income	$125.5	11.5%	$121.4	11.2%
Amortization of intangible assets	39.7	3.6%	41.3	3.8%
Purchase accounting adjustments	7.0	0.6%	0.4	0.0%
Acquisition-related costs	0.4	0.0%	0.2	0.0%
Significant litigation matter	-	0.0%	6.6	0.6%
Mark to market on postretirement benefits	1.1	0.1%	(0.1)	0.0%
Restructuring and contract termination charges, net	5.0	0.5%	2.9	0.3%
Adjusted operating income	$178.6	16.4%	$172.7	15.9%

		PKI
		Six Months Ended
	June 28, 2015		June 29, 2014

Adjusted EPS:
GAAP EPS	$0.79		$0.74
Discontinued operations, net of income taxes	0.00		(0.02)
GAAP EPS from continuing operations	0.79		0.76
Amortization of intangible assets, net of income taxes	0.23		0.24
Purchase accounting adjustments, net of income taxes	0.05		(0.00)
Significant litigation matter, net of income taxes	-		0.04
Acquisition-related costs, net of income taxes	0.00		0.00
Mark to market on postretirement benefits, net of income taxes	0.01		(0.00)
Restructuring and contract termination charges, net of income taxes	0.03		0.02
Adjusted EPS	$1.10		$1.05

		PKI
			Twelve Months Ended
			January 3, 2016
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.00 - $2.05
Amortization of intangible assets, net of income taxes			0.46
Purchase accounting adjustments, net of income taxes			0.05
Mark to market on postretirement benefits, net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.03
Adjusted EPS			$2.55 - $2.60

		PKI
			Twelve Months Ended
			January 3, 2016
Constant Currency Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.00 - $2.05
Amortization of intangible assets, net of income taxes			0.46
Purchase accounting adjustments, net of income taxes			0.05
Mark to market on postretirement benefits, net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.03
Effect of currency changes from prior year period			0.23
Constant currency adjusted EPS			$2.78 - $2.83

		Human Health
		Six Months Ended
	June 28, 2015		June 29, 2014

Adjusted revenue:
Revenue	$667.5		$672.6
Purchase accounting adjustments	0.5		1.9
Adjusted revenue	$668.0		$674.5

Adjusted operating income:
Operating income	$116.4	17.4%	$101.9	15.1%
Amortization of intangible assets	30.7	4.6%	36.3	5.4%
Purchase accounting adjustments	0.5	0.1%	1.2	0.2%
Acquisition-related costs	0.2	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	1.8	0.3%	0.9	0.1%
Adjusted operating income	$149.7	22.4%	$140.3	20.8%

		Environmental Health
		Six Months Ended
	June 28, 2015		June 29, 2014

Revenue:
Revenue	$423.3		$414.2

Adjusted operating income:
Operating income	$30.8	7.3%	$47.2	11.4%
Amortization of intangible assets	8.9	2.1%	5.0	1.2%
Purchase accounting adjustments	6.5	1.5%	(0.8)	-0.2%
Acquisition-related costs	0.2	0.1%	0.1	0.0%
Restructuring and contract termination charges, net	3.1	0.7%	2.0	0.5%
Adjusted operating income	$49.5	11.7%	$53.5	12.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
June 28, 2015
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-7%
Less: effect of acquisitions including purchase accounting adjustments	4%
Organic revenue growth	4%

PKI
Three Months Ended
June 28, 2015
Constant currency adjusted revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-7%
Less: effect of purchase accounting adjustments	0%
Constant currency adjusted revenue growth	8%

Human Health
Three Months Ended
June 28, 2015
Organic revenue growth:
Reported revenue growth	0%
Less: effect of foreign exchange rates	-6%
Less: effect of acquisitions including purchase accounting adjustments	0%
Organic revenue growth	5%

Environmental Health
Three Months Ended
June 28, 2015
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	-8%
Less: effect of acquisitions including purchase accounting adjustments	9%
Organic revenue growth	3%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Constant Currency Adjusted Revenue and Constant Currency Adjusted Revenue Growth

We use the term “constant currency adjusted revenue” to refer to GAAP revenue, excluding the impact from foreign currency exchange rates on the current period, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “constant currency adjusted revenue growth” to refer to the measure of comparing current period constant currency adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. We exclude the impact of foreign currency exchanges rates from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules because we believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses, as a result of customers having historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules because we believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses, as a result of customers having historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, other costs related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and other costs related to business acquisitions are excluded because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules because we believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses, as a result of customers having historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and a significant litigation matter. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets and a significant litigation matter because these charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration and other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets from these measures because these charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules because we believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses, as a result of customers having historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share and Adjusted EPS

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, and the provision for taxes related to these items from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, a significant litigation matter, and restructuring and contract termination charges, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules because we believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses, as a result of customers having historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The second quarter tax effect on adjusted EPS for (i) discontinued operations was a provision of $0.00 in 2015 and a benefit of $0.01 in 2014, (ii) amortization of intangible assets was an expense of $0.06 in both 2015 and 2014, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.00 in 2015, (iv) significant litigation matter was an expense of $0.01 in 2014, and (v) restructuring and contract termination charges was an expense of $0.01 in 2015 and $0.00 in 2014. The second quarter tax effect on adjusted EPS for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, and the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules) was $0.00 in both 2015 and 2014.

The full year tax effect on adjusted EPS for (i) discontinued operations was a benefit of $0.00 in 2015 and a benefit of $0.01 in 2014, (ii) amortization of intangible assets was an expense of $0.12 in both 2015 and 2014, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.01 in 2015, (iv) significant litigation matter was an expense of $0.02 in 2014, (v) restructuring and contract termination charges was an expense of $0.01 in both 2014 and 2015, and (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.00 in 2015 and $0.01 in 2014. The full year tax effect on adjusted EPS for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark-to-market accounting on post-retirement benefits) was $0.00 in both 2015 and 2014.

Constant Currency Adjusted Earnings Per Share and Constant Currency Adjusted EPS

We use the term “constant currency adjusted earnings per share,” or “constant currency adjusted EPS,” to refer to GAAP earnings per share, excluding the impact from foreign currency exchange rates on the current period, discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Constant currency adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude the impact of foreign currency exchanges rates from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, a significant litigation matter, and restructuring and contract termination charges, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules because we believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses, as a result of customers having historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The second quarter tax effect on adjusted EPS for (i) discontinued operations was a provision of $0.00 in 2015 and a benefit of $0.01 in 2014, (ii) amortization of intangible assets was an expense of $0.06 in both 2015 and 2014, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.00 in 2015, (iv) significant litigation matter was an expense of $0.01 in 2014, (v) restructuring and contract termination charges was an expense of $0.01 in 2015 and $0.00 in 2014 and (vi) the impact from foreign currency exchange rates on the current period by using the prior period’s exchange rates for the current period’s expense was an expense of $0.02 in 2015. The second quarter tax effect on adjusted EPS for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, and the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules) was $0.00 in both 2015 and 2014.

The full year tax effect on adjusted EPS for (i) discontinued operations was a benefit of $0.00 in 2015 and a benefit of $0.01 in 2014, (ii) amortization of intangible assets was an expense of $0.12 in both 2015 and 2014, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.01 in 2015, (iv) significant litigation matter was an expense of $0.02 in 2014, (v) restructuring and contract termination charges was an expense of $0.01 in both 2014 and 2015, (vi) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.00 in 2015 and $0.01 in 2014 and (vii) the impact from foreign currency exchange rates on the current period by using the prior period’s exchange rates for the current period’s expense was an expense of $0.05 in 2015. The full year tax effect on adjusted EPS for each of the remaining items (changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and adjustments for mark-to-market accounting on post-retirement benefits) was $0.00 in both 2015 and 2014.

# # #

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, a significant litigation matter, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com